UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2018

CORD BLOOD AMERICA, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1857 Helm Drive, Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 914-7250

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On February 7, 2018, Cord Blood America, Inc. (“CBAI”) announced that it entered into an Asset Purchase Agreement, dated as of February 6, 2018 (the “Purchase Agreement”), with California Cryobank Stem Cell Services LLC (“FamilyCord”).

Pursuant to the terms of the Purchase Agreement, FamilyCord agreed to acquire from CBAI substantially all of the assets of CBAI and its wholly-owned subsidiaries and to assume certain liabilities of CBAI and its wholly-owned subsidiaries. The sale does not include CBAI’s cash and certain other excluded assets and liabilities. FamilyCord agreed to pay a purchase price of $15,500,000 in cash at closing with $3,000,000 of the purchase price deposited into escrow to secure CBAI’s indemnification obligations under the Purchase Agreement. The sale, which is subject to the closing conditions described below, is expected to close as soon as practicable, but likely during the second quarter of 2018.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type and nature. Pursuant to the terms of the Purchase Agreement, CBAI shall indemnify FamilyCord for breaches of its representations and warranties, breaches of covenants, losses related to excluded assets or excluded liabilities and certain other matters. The representations and warranties set forth in the Purchase Agreement generally survive for two years following the closing.

In connection with the sale, the parties will also enter into a transition services agreement designed to ensure a smooth transition of CBAI’s business from CBAI to FamilyCord.

The consummation of the sale is dependent upon the satisfaction or waiver of a number of closing conditions, including among other things, approval by CBAI’s shareholders, receipt of certain third-party consents and FamilyCord obtaining external financing. The Purchase Agreement may be terminated at any time prior to the date of closing by mutual agreement of the parties, or by either party under certain circumstances set forth in the Purchase Agreement, including by either party if the closing has not occurred within six months of the execution of the Purchase Agreement, by FamilyCord for CBAI’s failure to obtain its shareholders’ approval of the asset sale, by FamilyCord if CBAI pursues an alternative superior transaction or by FamilyCord if it is unable to obtain necessary financing. The Purchase Agreement also sets forth termination fees that may be payable by one party to the other under certain circumstances of termination.

Upon completion of the transaction, CBAI presently estimates it will distribute a portion of the sale proceeds to its shareholders. The initial distribution amount will be determined by CBAI’s board of directors and will be subject to such factors as taxes payable, operating expenses and other contingencies and estimates. Additional monies may be distributed over time based on cash available and the release of known and unknown liabilities. Given cash needed for the aforementioned expenses and contingencies, total proceeds paid out to shareholders are expected to be significantly less than the gross purchase price.

A copy of the Purchase Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

The Purchase Agreement has been attached as an exhibit to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about CBAI or FamilyCord. The representations, warranties and covenants contained in the Purchase Agreement are subject to qualifications and limitations agreed to by the respective parties, including information contained in confidential schedules exchanged between the parties, were made only for the purposes of such agreement and as of specified dates and were solely for the benefit of the parties to such agreement. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. Investors are not third-party beneficiaries under the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or the date of the closing, which subsequent information may or may not be fully reflected in CBAI’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of CBAI or FamilyCord or any of their respective subsidiaries or affiliates.

Voting Agreement

The Red Oak Fund, LP, The Red Oak Long Fund, LP and Pinnacle Opportunities Fund, LP (collectively, the “Shareholders”), which own 164,073,684, 76,226,316 and 140,752,632 shares of CBAI’s common stock, respectively, or approximately 30.0% of CBAI’s issued and outstanding common stock in the aggregate, and each of which are affiliates of Red Oak Partners, LLC, entered into a voting agreement (the “Voting Agreement”) with FamilyCord and CBAI on February 6, 2018, pursuant to which the Shareholders have agreed, among other things, to vote their shares (the “Covered Shares”) in favor of the asset sale and grant to FamilyCord an irrevocable proxy with respect to their respective Covered Shares.

The foregoing description of the Voting Agreement and CBAI’s obligations therein does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement entered into by the referenced parties, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additional Information Regarding the Sale

CBAI will file with the Securities and Exchange Commission (the “SEC”) a proxy statement containing information about the sale transaction. CBAI’S SHAREHOLDERS AND INVESTORS ARE ADVISED TO READ CBAI’S PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND ANY OTHER DOCUMENTS THAT CBAI FILES WITH THE SEC, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT CBAI, THE OTHER SELLER PARTIES, FAMILYCORD, THE SALE TRANSACTION AND RELATED TRANSACTIONS.

CBAI’s shareholders and investors may obtain copies of the proxy statement and other documents that CBAI files with the SEC, when they are available, free of charge at the SEC’s website at www.sec.gov. CBAI’s definitive proxy statement and other relevant documents may also be obtained (when available) free of charge by writing to: Corporate Secretary, Cord Blood America, Inc., 1857 Helm Drive, Las Vegas, Nevada 89119.

Participants in Solicitation of Proxy Statement

CBAI and its directors, executive officers, and other members of its management and employees may be deemed to be participants in the solicitation of proxies from CBAI’s shareholders in connection with the sale of CBAI’s assets. Information concerning the interests of CBAI’s participants in the solicitation is will set forth in the proxy statement relating to the sale when it becomes available.

Forward-Looking Statements

This Current Report contains forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” regarding the sale of assets, the preparation and mailing of the proxy statement, the approval of matters to be presented to shareholders at a special meeting (the “Special Meeting”), the timing of the Meeting, the liabilities of CBAI, the net proceeds anticipated to be available for distribution to CBAI’s shareholders, the distribution of funds to shareholders, all of which are based on information currently available to CBAI’s management as well as management’s assumptions and beliefs. For this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements. When used in this Current Report and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding our expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, and similar expressions. Such forward-looking statements reflect CBAI’s current views with respect to future events, based on what CBAI believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties. Risks include, but are not limited to: the inability to obtain all required consents and approvals, including shareholder approval of the Purchase Agreement and the sale of CBAI’s assets, the conditions to the closing of the sale may not be satisfied, tax laws may be changed, the sale may involve unexpected costs, liabilities, and/or delays, the outcome of any legal proceedings related to the sale, the occurrence of any event, change, or other circumstance that could give rise to the termination of the Purchase Agreement, risks that the sale disrupts current plans and operations and the potential difficulties in employee retention, other risks to consummate the sale, including the risk that the sale will not be consummated within the expected time frame or at all, and the risks associated with the cord blood and tissues industry in general. The risks, uncertainties, material assumptions, and other factors that could affect actual results are discussed in more detail in CBAI’s Annual Reports on Form 10-K and other documents available at the SEC’s website at http://www.sec.gov, and available by writing to: Corporate Secretary, Cord Blood America, Inc., 1857 Helm Drive, Las Vegas, Nevada 89119. CBAI’s shareholders and investors are urged to consider these risks, uncertainties, and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements. CBAI disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events, or otherwise. CBAI undertakes no obligation to comment on analyses, expectations, or statements made by third-parties in respect of CBAI or the sale of its assets.

Item 8.01	Other Events

On February 7, 2018, CBAI issued a press release announcing the execution of the Purchase Agreement. A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement by and between California Cryobank Stem Cell Services LLC and Cord Blood America, Inc., dated February 6, 2018 (Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Cord Blood America, Inc. agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request).

10.1	Voting Agreement, dated February 6, 2018, by and among California Cryobank Stem Cell Services LLC, Cord Blood America, Inc., Red Oak Fund, LP, The Red Oak Long Fund, LP and Pinnacle Opportunities Fund, LP.

99.1	Press Release, dated February 7, 2018.

EXHIBIT INDEX

Exhibit No.	Description

2.1

Asset Purchase Agreement by and between California Cryobank Stem Cell Services LLC and Cord Blood America, Inc., dated February 6, 2018 (Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Cord Blood America, Inc. agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request).

10.1

Voting Agreement, dated February 6, 2018, by and among California Cryobank Stem Cell Services LLC, Cord Blood America, Inc., Red Oak Fund, LP, The Red Oak Long Fund, LP and Pinnacle Opportunities Fund, LP.

99.1	Press Release, dated February 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 8, 2018	AMERI HOLDINGS, INC.

	By:	/s/ Anthony Snow
		Name:	Anthony Snow
		Title:	Interim President and Corporate Secretary